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                                                                       EXHIBIT 5


                               September 18, 1998


Techniclone Corporation
14282 Franklin Avenue
Tustin, California 92780-7017

        Re:     Registration Statement on Form S-3:
                Techniclone Corporation Common Stock, par value $.001 per share

Ladies and Gentlemen:

    We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by Techniclone Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on September 18, 1998. The Registration Statement relates to the resale of up to 25,533,409 shares of common stock, $.001 par value, of the Company by the holders thereof named therein (the "Shares").

    In our capacity as your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization and issuance of the securities in the manner set forth in the Registration Statement. We have examined such documents as we consider necessary to render this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action and have been executed and delivered by such parties and that such agreements or instruments are valid, binding and enforceable obligations of such parties.

    Based upon the foregoing and the compliance with applicable state securities laws and the additional proceedings to be taken by the Company as referred to above, we are of the opinion that the Shares have been duly authorized, and when issued by the Company upon receipt of payment therefor (to the extent required), the Shares will be validly issued, fully paid and nonassessable.

    Our opinions herein are limited to the effect on the subject transaction of United States Federal law and the General Corporation Law of the State of Delaware. We assume no responsibility regarding the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                                   Sincerely,

                                                   /s/ Rutan & Tucker, LLP
                                                   -----------------------------
                                                   RUTAN & TUCKER, LLP